                                                                   EXHIBIT 10(e)

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ___ day of June, 1995 by and between Sterling Software, Inc., a Delaware corporation ("Sterling"), and _________________, an individual ("Executive").

                                   RECITALS:

          WHEREAS, Sterling, through its wholly owned subsidiaries, acquires, develops, markets and supports a broad range of products and services; and

          WHEREAS, Sterling desires to continue to retain Executive as its Vice President, __________________; and

          WHEREAS, Executive is willing to accept such responsibilities;

          NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                  AGREEMENTS:

     1.  Employment.  Executive agrees to render such managerial services as are
         ----------
         customarily required of the Vice President, __________________, and Sterling agrees to utilize such services on the terms and conditions contained herein.

     2.  Term.  This Agreement shall commence on June 1, 1995 and shall continue
         ----
         in effect for twelve (12) months after the "Notice Date" as defined in paragraph 3 hereof.

     3.  Termination of Employment.  The parties acknowledge that Executive is
         -------------------------
         employed "at will" and may be terminated by Sterling at any time with or without cause. The Executive shall be entitled to termination pay calculated in accordance with Section 4 hereof upon termination of Executive's employment by Sterling, with or without cause.

         The date on which a notice of termination is given to Executive by Sterling shall be deemed the "Notice Date" with the termination to be effective twelve (12) months following the Notice Date. On the Notice Date, Executive shall be deemed to have been assigned "no duties", shall vacate his or her office, and shall resign as an officer of Sterling and its subsidiaries. Since Executive will be assigned "no duties" with the Company, Executive shall be free to pursue other employment or consulting opportunities during the twelve month period in which Executive receives termination pay.

     4.  Termination Pay. For purposes of this Agreement, if Executive's
         ---------------
         employment is terminated pursuant to Section 3, upon receipt of a fully executed release in form reasonably acceptable to counsel for Sterling, Sterling shall pay to Executive as termination pay:

         (a) an amount equal to one hundred percent of Executive's aggregate monthly salary for the twelve (12) months immediately preceding the Notice Date; and

         (b) an amount equivalent to one hundred percent (100%) of Executive's aggregate bonuses for the twelve months immediately prior to the Notice Date.


     5.  Disbursement of Termination Pay.  The aggregate amount of all
         -------------------------------
         termination payments that are payable to Executive as provided in
         Section 4 hereof shall be determined in good faith by the Company within 15 days following the Notice Date, and such termination payments shall be distributed by the Company to Executive in twelve (12) equal monthly installments beginning thirty (30) days following the Notice Date and continuing every thirty (30) days thereafter.

     6.  Continuation of Medical and Health Benefits.  For a period of twelve
         -------------------------------------------
         (12) months following the Notice Date, the Company shall arrange to provide Executive, at no additional charge to Executive, with life, medical, dental, health, accident and disability insurance benefits substantially similar to those that Executive is receiving or is entitled to receive immediately prior to the Notice Date, which benefits shall in no event be less than those benefits in effect immediately prior to the Notice Date.

     7.  Continuation of Stock Options.  For a period of twelve (12) months
         -----------------------------
         following the Notice Date, the Executive shall continue to participate in Sterling's Incentive and Non-Statutory Stock Option Plans, 1992 Non-Statutory Stock Option Plan and 1994 Non-Statutory Stock Option Plan and any other such plans as may be adopted in the future for the benefit and retention of Sterling's executive officers, provided that such participation shall only apply with respect to options granted prior to the Notice Date. In no event will Sterling be required to make any new grants of options to such Executive after the Notice Date.

     8.  Change in Control.  Anything in this Agreement to the contrary
         -----------------
         notwithstanding, in the event that the Notice Date occurs within twelve
         (12)
         months following a Change in Control (as that term is defined in the Employment Agreement dated the 1st day of June, 1995 between Executive and Sterling (the "Parachute Agreement")), at the option of Executive, the terms of the Parachute Agreement shall govern the termination.

     9.  Miscellaneous.
         -------------

         (i) Notices, demands, payments, reports and correspondence shall be addressed to the parties hereto at the address for such party set forth below or such other places as may from time to time be designated in writing to the other party. Notices hereunder shall be deemed to be given on the date such notices are actually received.

               If to Sterling, to:       8080 N. Central Expressway
                                         Suite 1100
                                         Dallas, TX  75206

               If to Executive, to:      8080 N. Central Expressway
                                         Suite 1100
                                         Dallas, TX  75206

         (ii) This Agreement shall be binding upon Sterling and Executive and their respective successors, assigns, heirs and personal representatives.

         (iii) The substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of the provisions of this Employment Agreement.

     Executed by the parties hereto on the _____ day of June, 1995.

                                    EXECUTIVE


                                    _________________________________________



                                    STERLING SOFTWARE, INC.


                                    By:
                                       _____________________________________
                                       Sterling L. Williams
                                       President and Chief Executive Officer